                                                                   Exhibit 10.58

                              EMPLOYMENT AGREEMENT

          AGREEMENT, dated as of February 10, 1999, by and between Petro Stopping Centers, L.P., a Delaware limited partnership (the "Company") and James
A. Cardwell, Jr. ("Executive").

          IN CONSIDERATION of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

          1.  Employment.  The Company hereby agrees to employ Executive as
              ----------
Senior Vice President of the Company, and Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

          2.  Term.  The period of employment of Executive by the Company
              ----
hereunder (the "Employment Period") shall commence on February 10, 1999 (the "Commencement Date") and shall end on the third anniversary thereof. The Employment Period may be sooner terminated by either party in accordance with
Section 6 of this Agreement.

          3.  Position and Duties.  During the Employment Period, Executive
              -------------------
shall serve as an executive of the Company, and shall report directly to the President of the Company. Executive shall devote substantially all of his working time, attention and energies during normal business hours (other than absences due to illness or vacation) to the performance of his duties for the Company. Notwithstanding the above, Executive shall be permitted, to the extent such activities do not substantially interfere with the performance by Executive of his duties and responsibilities hereunder or violate Section 10 of this Agreement, to (i) manage Executive's personal, financial and legal affairs, and
(ii) to serve on civic or charitable boards or committees (it being expressly understood and agreed that Executive's continuing to serve on any such board and/or committees on which Executive is serving, or with which Executive is otherwise associated, as of the Commencement Date (each of which has been disclosed to the Company prior to the execution of this Agreement or will be disclosed promptly thereafter), shall be deemed not to interfere with the performance by Executive of his duties and responsibilities under this Agreement).

          4.  Place of Performance.  The principal place of employment of
              --------------------
Executive shall be at the Company's principal executive offices in El Paso, Texas or such other place as the Board of Directors of the Company (the "Board") may determine.

     5.   Compensation and Related Matters.
          --------------------------------

     (a)  Base Salary.  During the Employment Period, the Company shall pay
          -----------
Executive a base salary at the rate of not less than $180,000 per year ("Base Salary"). Executive's Base Salary shall be paid in approximately equal installments in accordance with the Company's customary payroll practices. Executive's Base Salary shall be subject to annual review by the compensation committee of the Board for possible increase. If Executive's Base Salary is increased by the Company, such increased Base Salary shall then constitute the Base Salary for all purposes of this Agreement. Executive's Base Salary shall not be decreased at any time during the Employment Period without his direct written consent.

     (b)  Incentive Compensation.
          ----------------------

          (i) Beginning with calendar year 1999, Executive shall annually be eligible to receive a bonus (the "Bonus") pursuant to a schedule to be mutually agreed upon between the Company and Executive, provided, that, the
                                                             --------  ----
     amount of such Bonus and the performance criteria relating thereto shall be no less favorable than those set forth on Schedule A hereof.

          (ii) Each Bonus shall be paid 10 days following the rendering of audited financial statements for the relevant calendar year (the "Payment Date").

     (c)  Expenses.  The Company shall promptly reimburse Executive for all
          --------
reasonable business expenses upon the presentation of reasonably itemized statements of such expenses in accordance with the Company's policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

     (d)  Vacation.
          --------

          (i)   Executive shall be entitled to four (4) weeks vacation per year;

          (ii) Unused vacation time may be carried forward from one year to the next; and

          (iii) Upon the termination of the Employment Period or non-renewal of this Agreement, Executive shall be entitled to receive compensation for all earned but unused vacation days to the extent permitted by the Company's then current policy with respect to all senior executive officers of the Company.

     (e)  Services Furnished.  During the Employment Period, the Company shall
          ------------------
furnish Executive with office space, stenographic and secretarial assistance and such other facilities and services comparable to those provided to the Company's other senior executive officers.

     (f)  Welfare, Pension and Incentive Benefit Plan.  During the Employment
          -------------------------------------------
Period, Executive (and his spouse and dependents to the extent provided therein) shall be entitled to participate in and be covered under all the welfare benefit plans or programs maintained by the Company from time to time for the benefit of its senior executives, including, without limitation, the executive medical program, and all medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs In addition, during the Employment Period, Executive shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executives.

     (g)  Other Benefits.  During the Employment Period, the Company shall
          --------------
provide Executive with the benefits described below:

          (i) The Company will pay Executive's portable life and disability insurance;

          (ii) Executive will participate in any other Company equity incentive plan adopted by the Company during the term of this Agreement; and

          (iii) Membership dues for membership at a country club of Executive's choosing in an amount not to exceed $4,000 annually.

     6.   Termination.  Executive's employment hereunder shall terminate upon
          -----------
the expiration of the Employment Period and may be terminated during the Employment Period under the following circumstances:

     (a)  Death.  Executive's employment hereunder shall terminate upon his
          -----
death.

     (b)  Disability.  If, as a result of Executive's incapacity due to physical
          ----------
or mental illness, Executive shall have been substantially unable to perform his duties hereunder for an entire period of four (4) months or more during any six
(6) consecutive month period, and within thirty (30) days after written Notice of Termination is given after such six (6) month period, Executive shall not have returned to the substantial performance of his duties on a fulltime basis, the Company shall have the right to terminate Executive's employment hereunder for "Disability", and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement.

     (c)  Cause.  The Company shall have the right to terminate Executive's
          -----
employment for Cause, and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment upon Executive's:

          (i)  Conviction of, or plea of guilty or nolo contendere to, a felony;
     or

          (ii) Continued failure to use reasonable best efforts to substantially perform his duties hereunder (other than such failure resulting from Executive's incapacity due to physical or mental illness or subsequent to the issuance of a Notice of Termination by Executive for Good Reason) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the

     Company believes Executive has not used reasonable best efforts to substantially perform his duties; or

          (iii) Misconduct (including, but not limited to, a breach of the provisions of Section 10) that is materially economically injurious to the Company or to any entity in control of, controlled by or under common control with the Company ("Affiliates").

     (d)  Good Reason.  Executive may terminate his employment for "Good Reason"
          -----------
within one hundred and twenty (120) days after Executive has actual knowledge of the occurrence, without the written consent of Executive, of one of the following events that has not been cured within thirty (30) days after written notice thereof has been given by Executive to the Company:

          (i) A reduction by the Company in Executive's Base Salary or a failure by the Company to pay any such amounts when due;

          (ii)  The Company's failure to provide the benefits set forth in
     Section 5 or the failure of the Company to substantially provide any material employee benefits due to be provided to Executive (other than any such failure not inconsistent with any express provisions contained herein which failure affects all senior executive officers); or

          (iii) The Company's failure to provide in all material respects the indemnification set forth in Section 11 of this Agreement.

Executive's right to terminate his employment hereunder for Good Reason shall not be affected by his incapacity due to physical or mental illness. Executive's continued employment during the one hundred and twenty (120) day period referred to above in this paragraph (d) shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     (e)  Without Cause.  The Company shall have the right to terminate
          -------------
Executive's employment hereunder without Cause by providing Executive with a Notice of Termination sixty (60) days prior to the date of termination of employment, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

     (f)  Without Good Reason.  Executive shall have the right to terminate his
          -------------------
employment hereunder without Good Reason by providing the Company with a Notice of Termination sixty (60) days prior to the date of termination of employment, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

     7.   Termination Procedure.
          ---------------------

     (a)  Notice of Termination.  Any termination of Executive's employment by
          ---------------------
the Company or by Executive during the Employment Period (other than termination pursuant to Section 6(a)) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 14. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b)  Date of Termination.  "Date of Termination" shall mean (i) if
          -------------------
Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated pursuant to Section 6(b), thirty (30) days after Notice of Termination (provided that Executive shall not have returned to the substantial performance of his duties on a full-time basis during such thirty (30) day period), and (iii) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such notice) set forth in such Notice of Termination.

     8.   Compensation Upon Termination or During Disability.  In the event
          --------------------------------------------------
Executive is disabled or his employment terminates during the Employment Period, the Company shall provide Executive with the payments and benefits set forth below. Executive acknowledges and agrees that the payments set forth in this
Section 8 constitute liquidated damages for termination of his employment during the Employment Period.

     (a)  Termination By Company without Cause or by Executive for Good Reason.
          --------------------------------------------------------------------
If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason:

          (i) The Company shall pay to Executive (A) his Base Salary and accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination, and (B) an amount equal to one (1) times Executive's current Base Salary; and

          (ii) The Company shall maintain in full force and effect, for the continued benefit of Executive, his spouse and his dependents for a period of twelve (12) months following the Date of Termination the medical, hospitalization, dental, and life insurance programs in which Executive, his spouse and his dependents were participating immediately prior to the Date of Termination at the level in effect and upon substantially the same terms and conditions (including without limitation contributions required by Executive for such benefits) as existed immediately prior to the Date of Termination; provided, that, if Executive, his spouse or his dependents
                  --------  ----
     cannot continue to participate in the Company programs providing such benefits, the Company shall arrange to provide Executive, his spouse and his dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs ("Continued Benefits"), provided, that, such Continued Benefits shall
                             --------  ----
     terminate on the date or dates Executive receives equivalent coverage and benefits, without waiting period or pre-existing condition limitations, under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage by coverage or benefit by benefit, basis); and

          (iii) The Company shall reimburse Executive pursuant to Section 5(c), for reasonable expenses incurred, but not paid prior to such termination of employment; and

          (iv) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company; and

          (v) Executive shall be entitled to the Bonus, determined in accordance with Section 5(b), for the year in which employment is terminated that Executive would have received had he remained employed through the Payment Date for such Bonus, pro rated to the Date of Termination.

     (b)  Cause or By Executive Without Good Reason.  If Executive's employment
          -----------------------------------------
is terminated by the Company for Cause or by Executive (other than for Good Reason):

          (i) The Company shall pay Executive his Base Salary and, to the extent required by law or the Company's vacation policy, his accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination; and

          (ii) The Company shall reimburse Executive pursuant to Section 5(c), for reasonable expenses incurred, but not paid prior to such termination of employment, unless such termination resulted from a misappropriation of Company funds; and

          (iii) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company.

     (c)  Disability.  During any period that Executive fails to perform his
          ----------
duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), Executive shall continue to receive his full Base Salary set forth in Section 5(a) until his employment is terminated pursuant to Section 6(b); provided, however, that Executive's Base Salary shall be off-set on a
      --------  -------
dollar for dollar basis for each dollar Executive receives from Company provided disability insurance benefits. In the event Executive's employment is terminated for Disability pursuant to Section 6(b):

          (i) The Company shall pay to Executive his Base Salary and accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination; provided, however, that Executive's Base
                                        --------  -------
     Salary shall be off-set on a dollar for dollar basis for each dollar Executive receives from Company provided disability insurance benefits; and

          (ii) The Company shall reimburse Executive pursuant to Section 5(c), for reasonable expenses incurred, but not paid prior to such termination of employment; and

          (iii) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company.

     (d)  Death.  If Executive's employment is terminated by his death:
          -----

          (i) The Company shall pay in a lump sum to Executive's beneficiary(ies), legal representative(s) or estate, as the case may be, Executive's Base Salary through the Date of Termination and Executive's beneficiary(ies), legal representative(s) or estate shall be entitled to the Bonus, determined in accordance with Section 5(b), for the year in which employment is terminated that Executive would have received had he remained employed through the Payment Date for such Bonus, pro-rated to the Date of Termination; and

          (ii) The Company shall reimburse Executive's beneficiary(ies), legal representative(s), or estate, as the case may be, pursuant to Section 5(c), for reasonable expenses incurred, but not paid prior to such termination of employment; and

          (iii) Executive's beneficiary(ies), legal representative(s) or estate, as the case may be, shall be entitled to any other rights, compensation and benefits as may be due to any such persons or estate in accordance with the terms and provisions of any agreements, plans or programs of the Company.

     9.   Mitigation.  Executive shall not be required to mitigate amounts
          ----------
payable under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of subsequent employment except as specifically provided herein.

     10.  Confidential Information, Ownership of Documents, Non-Competition.
          -----------------------------------------------------------------

     (a)  Confidential Information.  Executive shall hold in a fiduciary
          ------------------------
capacity for the benefit of the Company all trade secrets and confidential information, knowledge or data relating to the Company and its businesses and investments, which shall have been obtained by Executive during Executive's employment by the Company and which is not generally available public knowledge (other than by acts by Executive in violation of this Agreement). Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case Executive shall use his reasonable best efforts in cooperating with the Company in obtaining a protective order against disclosure by a court of competent jurisdiction), communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform duties hereunder.

     (b)  Removal of Documents:  Rights to Product.  All records, files,
          ----------------------------------------
drawings, documents, models, equipment, and the like relating to the Company's business, which Executive has control over shall not be removed from the Company's premises without its written consent, unless such removal is in the furtherance of the Company's business or is in connection with Executive's carrying out his duties under this Agreement and, if so removed, shall be returned to the Company promptly after termination of Executive's employment hereunder, or otherwise promptly after removal if such removal occurs following termination of employment. Executive shall assign to the Company all rights to trade secrets and other products relating to the

Company's business developed by him alone or in conjunction with others at any time while employed by the Company.

     (c)  Non-Competition. During the employment of Executive with the Company
          ---------------
pursuant to this Agreement and for the greater of (i) a one year period following the termination of his employment for any reason or (ii) the period of time set forth in the Partnership Agreement (as defined below) with respect to the non-competition and non-solicitation provisions contained therein ((i) and
(ii) collectively referred to as the "Restricted Period"), Executive agrees that without the Company's prior written consent, which may be withheld in its absolute discretion, he will not, except as otherwise permitted in the Partnership Agreement, enter into, be engaged or interested in, as a principal, stockholder, director, trustee, partner, officer, agent, employee, consultant, independent contractor, or otherwise, any business or undertaking which directly compete with the truck stop business of the Company, its affiliates or their successors within any county where any of the Company, its affiliates, or their successors are doing business, or has made definite plans for and has taken steps preparatory to doing business; provided, however, that Employee's
                                     --------  -------
ownership of five percent (5%) or less of the capital stock of a public company that competes with the Company shall not be prohibited by this covenant.

     (d)  Non-Solicitation.  During the employment of Executive with the Company
          ----------------
pursuant to this Agreement and during the Restricted Period, Executive agrees that without the Company's prior written consent, which may be withheld in its absolute discretion, he will not, except as otherwise permitted in the Partnership Agreement, (i) call upon any person who is, at that time, an employee of the Company, any of its affiliates or their successors in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company, any of its affiliates or their successors, or (ii) solicit business from any person or entity which is at that time a customer of the Company, any of its affiliates or their successors.

     (e)  Injunctive Relief.  In the event of a breach or threatened breach of
          -----------------
this Section 10, Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, Executive acknowledging that damages would be inadequate and insufficient.

     (f)  Continuing Operation.  Except as specifically provided in this Section
          --------------------
10, the termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 10.

     (g)  Reformation.  In the event that any of the provisions of this Section
          -----------
10 are not enforceable in accordance with their terms, Executive and the Company agree that such Section shall be reformed to make such Section enforceable in a manner which provides the Company the maximum rights permitted by law.

     11.  Indemnification.
          ---------------

     (a)  General.  The Company shall, to the extent provided in the Third
          -------
Amended and Restated Limited Partnership Agreement of the Company dated as of the Closing (the "Partnership Agreement"), and to the maximum extent permitted by law, indemnify and hold harmless Executive from any and all losses, damages, claims or expenses that may be asserted against Executive at any time in connection with his services for the Company, his employment hereunder or that may otherwise derive from Executive's employment as contemplated hereby.

     (b)  Insurance.  The Company may, but shall not be required to, maintain
          ---------
such insurance for the protection of its officers and directors as is appropriate for entities engaged in the Company's business.

     12.  Legal Fees and Expenses.  If any contest or dispute shall arise
          -----------------------
between the Company and Executive regarding any provision of this Agreement, the Company shall reimburse Executive for all legal fees and expenses reasonably incurred by Executive in connection with such contest or dispute, but only if Executive is successful in respect of substantially all of Executive's claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses.

     13.  Successors:   Binding Agreement.
          -------------------------------

     (a)  Company's Successors.  No rights or obligations of the Company under
          --------------------
this Agreement may be assigned or transferred except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b)  Executive's Successors.  No rights or obligations of Executive under
          ----------------------
this Agreement may be assigned or transferred by Executive other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Agreement. Executive shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s). If Executive should die following his Date of Termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by Executive, or otherwise to his legal representative(s) or estate.

     14.  Notice.  For the purposes of this Agreement, notices, demands and all
          ------
other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to Executive:

     James A. Cardwell, Jr.
     6080 Surety Drive
     El Paso, Texas
     79905

     If to the Company:

     Petro Stopping Centers, L.P.
     Attention:  General Counsel
     6080 Surety Drive
     El Paso, Texas
     79905

     with a copy to:

     Andrew L. Gaines
     Akin, Gump, Strauss, Hauer & Feld
     590 Madison Avenue
     New York, New York 10022-4616

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     15.  Miscellaneous.  No provisions of this Agreement may be amended,
          -------------
modified, or waived unless such amendment or modification is agreed to in writing signed by Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The respective rights and obligations of the parties hereunder of this Agreement shall survive Executive's termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

     16.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     17.  Entire Agreement.  This Agreement, set forth the entire agreement of
          ----------------
the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter. Except as otherwise provided herein, any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled, including, but not limited to, your current employment agreement with the Company, if any.

     18.  Withholding.  All payments hereunder shall be subject to any required
          -----------
withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

     19.  Noncontravention.  The Company represents that the Company is not
          ----------------
prevented from entering into, or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or declaration of trust, or any agreement to which it is a party, other than which would not have a material adverse effect on the Company's ability to enter into or perform this Agreement.

     20.  Section Headings.  The section headings in this Employment Agreement
          ----------------
are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

     21.  Severability.  If this Agreement or any portion thereof is, or the
          ------------
transactions contemplated hereby are, found to be inconsistent or contrary to any valid applicable laws or official orders, rules and regulations, the inconsistent or contrary provision shall be null and void and such laws, orders, rules and regulations shall control and, as so modified, this Agreement shall continue in full force and effect; provided, however, that nothing herein
                                   --------  -------
contained shall be construed as a waiver of any right to question or contest any such law, order, rule or regulation in any forum having jurisdiction.

     22.  Governing Law.  The provisions of this Agreement shall be construed in
          -------------
accordance with the laws of the State of Texas without regard to its conflict of law principles.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                    PETRO STOPPING CENTERS, L.P.


                                    By:
                                       ---------------------------------------


                                    ------------------------------------------
                                    James A. Cardwell, Jr.

                                   SCHEDULE A


Incentive Compensation.
----------------------

     (a) The Bonus shall be paid as a percent of Base Salary (as defined in Section 5(a) of the Employment Agreement), based upon the achievements of Target EBITDA, as provided in accordance with the following table:

--------------------------------------------------------------------------------
                   TARGET EBITDA                       BONUS
                   -------------                       -----
--------------------------------------------------------------------------------
                        90%                             20%
--------------------------------------------------------------------------------
                        95%                             40%
--------------------------------------------------------------------------------
                       100%                             60%
--------------------------------------------------------------------------------
                       105%                             90%
--------------------------------------------------------------------------------
                       110%                             120%
--------------------------------------------------------------------------------

In accordance with the above table, if EBITDA achieved for any calendar year exceeds 90% Target EBITDA, but is less than 100% Target EBITDA, the Bonus shall be such percentage of Base Salary between 20% and 60%, calculated on a straight-line basis, as corresponds to the relative achievement of EBITDA, with 20% corresponding to 90% Target EBITDA and 60% corresponding to 100% Target EBITDA. If EBITDA achieved for any calendar year exceeds 100% Target EBITDA, but is less than 110% Target EBITDA, the Bonus shall be such percentage of Base Salary between 60% and 120%, calculated on a straight-line basis, as corresponds to the relative achievement of EBITDA, with 60% corresponding to 100% Target EBITDA and 120% corresponding to 110% Target EBITDA. Notwithstanding the foregoing, if greater than 110% Target EBITDA is achieved, the Board shall award an additional Bonus beyond the formula Bonus provided above, in an amount that it shall determine in its sole discretion.

     (b) Target EBITDA shall be established annually by the Board, or, at the discretion of the Board, by the Compensation Committee and in either event, with the concurrence of Executive as to the amount of Target EBITDA thereby established. In the event of an acquisition, disposition or other similar extraordinary corporate event which would significantly alter the Target EBITDA established for that year, the parties shall negotiate in good faith to set new levels of Target EBITDA.

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